EXHIBIT 10.20

GUARANTEE AND DEBENTURE

dated

October 28, 2005

Summer Infant Europe Limited

(as the Chargor)

and

Bank of America, N.A.

(the Secured Party)

Bingham McCutchen LLP

London

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24.	CHANGE OF PARTIES	23

25.	OTHER INDEMNITIES	23

26.	REMEDIES CUMULATIVE ETC.	24

27.	PROVISIONS SEVERABLE	24

28.	SECURED PARTY’S CERTIFICATE	25

29.	AMENDMENTS	25

30.	TACKING	25

31.	AMENDMENTS TO FINANCE DOCUMENTS	25

32.	COUNTERPARTS	25

33.	LAW	25

SCHEDULE 1 BANK ACCOUNTS

SCHEDULE 2 INTELLECTUAL PROPERTY

SCHEDULE 3 FORM OF NOTICE AND ACKNOWLEDGEMENT

ii

THIS DEED is dated September 23, 2005 and made between:

(1)	SUMMER INFANT EUROPE LIMITED an English company with registered number 04322137 whose registered office is at 271 High Street, Berkhamsted, HP4 1AA (the “Chargor”) and

(2)	BANK OF AMERICA, N.A. a national banking association organized under the laws of the United States of America with an office located at 111 Westminster Street, Providence, Rhode Island 02903, U.S.A. (the “Secured Party”).

RECITALS

(A)	By a Revolving Credit Agreement (the “Credit Agreement”) dated July 19, 2005 made by and between Summer Infant, Inc., a Rhode Island corporation with its principal place of business located at 6 Blackstone Valley Place, Lincoln, Rhode Island 02865, U.S.A. (“SI USA”), Summer Infant Asia Limited, a Hong Kong company with its principal place of business located at 6 Blackstone Valley Place, Lincoln, Rhode Island 02865, U.S.A. (“SI Asia”), the Chargor and the Secured Party, the Secured Party has agreed to make available a revolving credit facility on the terms and conditions contained in the Credit Agreement.

(B)	It is a term of the Credit Agreement that the Chargor enter into this Guarantee and Debenture.

THIS DEED WITNESSES

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Guarantee and Debenture, unless otherwise defined or provided for in this Guarantee and Debenture, words and expressions shall have the same meanings as is given to them in the Credit Agreement. In addition, the following definitions apply:

“Administrator” means an administrator appointed under Schedule B1 to the Insolvency Act 1986.

“Bank Accounts” means, in relation to the Chargor, the Charged Account and all other current, deposit and other accounts of the Chargor with any bank or other financial institution in which it now, or from time to time, has an interest and all amounts now and from time to time standing to the credit of or accrued or accruing on those accounts.

“Book Debts” means, in relation to the Chargor, all its book and other debts, all its account receivables, all other rights it has to receive money and all other amounts, now, or from time to time, due, owing or payable to it and the benefit of all related guarantees, indemnities, negotiable instruments, rights and security interests of any kind.

“Business Day” means a day on which banks are open in London and Providence, Rhode Island, U.S.A. for the transaction of business.

“Charged Property” means the property, assets and income mortgaged or charged to the Secured Party (whether by way of legal mortgage, fixed or floating charge) by or pursuant to this Guarantee and Debenture and each and every part of such property, assets and income.

“Chargor’s Address” means 20 Sparrows Herne, Bushey Hefts, WD 23 1FX, United Kingdom.

“Default Rate” with respect to any overdue amount, means the rate being 4% higher than the rate which would have been payable had the overdue amount, during the period of non-payment, been a Revolving Loan Advance.

“Dispose” means creating or effecting any encumbrance, sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the creation of a trust or other equitable interest in favour of a third party, the discounting and factoring of debts, a sharing or parting with possession whether by way of licence or otherwise and the granting of access to any other person over any intellectual property, and “Disposal” shall be construed accordingly.

“Finance Documents” means the Credit Agreement, the Promissory Note, this Guarantee and Debenture and the other Security Documents.

“Fixtures” means any fixtures, fittings (including trade fixtures and fittings), fixed Plant and Machinery and apparatus, including but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, lifts and lift machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, proceeds thereof and substitutions therefor.

“Floating Charge Property” has the meaning given to that term in Clause 3.1 (Creation of Floating Charge).

“Insurances” means, in relation to the Chargor, all contracts and policies of insurance of any kind now and from time to time taken out by or on behalf of it or (to the extent of its interest) in which it now, or from time to time, has an interest and all relating proceeds, claims of any kind, returns of premium and other benefits.

“Intellectual Property” means, in relation to the Chargor:

(a)	any patents, trade marks, service marks, designs, trade names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property, rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets,

which it now, or from time to time, owns or (to the extent of its interest) in which it now, or from time to time, has an interest.

“Obligor” means SI USA, SI Asia and any other Borrower.

“Party” means a party to this Guarantee and Debenture.

“Plant and Machinery” means, in relation to the Chargor, all plant, machinery, furniture, parts, tools, dyes and equipment of every kind and description (including automotive equipment) now, or from time to time owned by it or (to the extent of its interest) in which it now, or from time to time, has an interest, together with all accessions thereto and all substitutions and replacements thereof and parts therefore; and all cash or non-cash proceeds of the foregoing.

“Promissory Note” means that certain secured promissory note of the Chargor, SI USA and SI Asia payable to the order of the Secured Party, dated as of the date hereof and in the principal amount of seven million five hundred thousand Dollars ($7,500,000).

“Receiver” means an administrative receiver or a receiver appointed pursuant to the provisions of this Guarantee and Debenture or pursuant to any applicable law and such expression shall include, without limitation, a receiver and manager.

“Secured Obligations” means all indebtedness, obligations and liabilities of the Obligors to the Secured Party of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension), all indebtedness, all undertakings to take or refrain from taking any action, and all interest, fees, charges, expenses and legal fees chargeable to the Chargor or incurred by the Secured Party under this Guarantee and Debenture, or any other document or instrument delivered in connection herewith, and further including, without limitation, all obligations and liabilities of the Obligors to the Secured Party and all amounts due under each of the Finance Documents (including this Guarantee and Debenture).

“Securities” means, in relation to the Chargor:

(a)	all securities and investments of any kind, whether certificated or uncertificated (including the Shares and all stocks, shares, debentures, books, notes, loan capital, units, depositing receipts, commercial paper and certificates of deposit);

(b)	all warrants, options or other rights to subscribe for, purchase or otherwise acquire securities or investments; and

(c)	all other rights attaching and relating to securities or investments and all other securities or investments from time to time deriving from investments or such rights,

(including, without limitation, the Shares listed in Schedule 2 (Shares)) in each case now, or from time to time, owned by it or (to the extent of its interest) in which it now, or from time to time, has an interest and all cash and non-cash proceeds of the foregoing, including insurance proceeds.

“Security” means a mortgage, charge, pledge, hypothecation, assignment, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing), or any other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

1.2	Clause Headings

Clause headings are for convenience of reference only and shall not affect the construction of this Guarantee and Debenture.

1.3	Interpretation

In this Guarantee and Debenture (unless otherwise provided):

(a)	references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Guarantee and Debenture;

(b)	references to this Guarantee and Debenture or to any other document or agreement are to be construed as references to this Guarantee and Debenture or that document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

(c)	words importing the singular shall include the plural and vice versa;

(d)	references to a person shall be construed so as to include that person’s assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency thereof;

(e)	references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(f)	references to liability or liabilities are to be construed to include all liabilities and obligations whether actual, contingent, present or future and whether incurred solely or jointly;

(g)	the words other and otherwise shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

(h)	the words including and in particular shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

1.4	Rights of Third Parties

A party who is not a Party to this Guarantee and Debenture has no right under the Contract (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee and Debenture, and no consent of any person not being a party to this Guarantee and Debenture is required to rescind or vary this Guarantee and Debenture at any time.

2.	FIXED CHARGES

The Chargor, with full title guarantee, as continuing security for the payment of the Secured Obligations, charges in favour of the Secured Party:

(a)	by way of first fixed charge all its Plant and Machinery;

(b)	by way of first fixed charge all its Intellectual Property (including, without limitation, that described in Schedule 2 (Intellectual Property));

(c)	by way of first fixed charge all its goodwill (both present and future);

(d)	by way of first fixed charge all its Bank Accounts; and

(e)	by way of first fixed charge all its Insurances.

3.	FLOATING CHARGE

3.1	Creation of Floating Charge

The Chargor, with full title guarantee, as continuing security for the payment of the Secured Obligations hereby charges in favour of the Secured Party by way of floating charge the whole of its undertaking and all its property, assets and rights, whatsoever and wheresoever, present and future, other than any property or assets from time to time or for the time being effectively mortgaged or charged to the Secured Party under Clause 2 (collectively the “Floating Charge Property”).

3.2	Qualifying Floating Charge

(a)	The floating charge created by the Chargor pursuant to Clause 3.1 (Creation of Floating Charge) is a “qualifying floating charge” for the purposes of paragraph 14.2(a) of Schedule B1 to the Insolvency Act 1986.

(b)	Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to this Deed and the Secured Party may appoint an Administrator to the Chargor pursuant to that paragraph.

3.3	Conversion of Floating Charge by notice

If, at any time:

(a)	any Event of Default has occurred; or

(b)	the Secured Party believes that any asset of the Chargor is in danger of being seized or sold under any form of distress, execution or other similar process; or

(c)	the Secured Party believes that it is necessary in order to do so to protect the priority of the security created under this Guarantee and Debenture,

then without prejudice to the provisions of Clause 3.4 (Automatic Conversion of Floating Charge) the Secured Party may, by notice in writing to the Chargor, convert the floating charge granted by it under this Guarantee and Debenture into a fixed charge in relation to the assets specified in such notice (which assets need not be exclusively those assets which are in danger of seizure or sale) and the Secured Party shall further be entitled (but not bound) to take possession of or appoint a Receiver of such assets.

3.4	Automatic Conversion of Floating Charge

If:

(a)	the Chargor takes any steps to create any security interest in breach of Clause 9.1 (Negative Pledge) over any of the Floating Charge Property; or

(b)	any person levies any distress, execution, sequestration, attachment or other process against any of the Floating Charge Property,

then in the absence of any notice or other action by the Secured Party pursuant to Clause 3.3 (Conversion of Floating Charge by notice), the floating charge over the relevant Charged Property shall automatically operate as a fixed charge immediately upon the occurrence of such event.

4.	FURTHER ASSURANCE

4.1	Further Assurance

The Chargor shall, at the request of the Secured Party and at the cost of the Chargor, forthwith do all acts and things and execute in favor of the Secured Party, or as it may direct, such further or other legal assignments, transfers, mortgages, charges, securities and other deeds and documents as the Secured Party may require, in such form as the Secured Party may require, in order to:

(a)	protect, preserve, perfect or improve the security intended to be conferred on the Secured Party by or pursuant to this Guarantee and Debenture; or

(b)	to facilitate the realization of all or any of the Charged Property and exercise all of the rights and powers conferred on the Secured Party, any Receiver or any delegate or either of the same for the purpose thereof or in connection therewith.

4.2	Additional Obligations

The obligations of the Chargor under this Clause shall be in addition to and not in substitution for the covenants for further assurance deemed to be included herein by virtue of the Law of Property (Miscellaneous Provisions) Act 1994.

5.	SECURITIES

5.1	Acquisition of Securities

The Chargor shall notify the Secured Party promptly upon the acquisition of, or agreement to acquire, any Securities.

5.2	Voting prior to enforcement

Subject to Clause 5.3 (voting after enforcement), the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Securities as it seems fit, provided that:

(a)	such exercise does not breach the term of any Finance Document; and

(b)	such exercise of, or failure to exercise, those rights would not, or would not reasonably be likely to, have an adverse affect on the value of the relevant Securities or the Charged Property and would not, or would not reasonably be likely to otherwise prejudice the interests of the Secured Party under any Finance Documents.

5.3	Voting after enforcement

At any time while an Event of Default is continuing:

(a)	the Secured Party or the Receiver shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Securities in such manner as it or he sees fit as proxy for and in the name of the Chargor; and

(b)	the Chargor shall comply or procure the compliance of any directions of the Secured Party or the Receiver in respect of the exercise of those rights and shall promptly execute and/or deliver to the Secured Party or the Receiver such forms of proxy as it or he requires with a view to enabling such person as it or he select to exercise those rights.

6.	INTELLECTUAL PROPERTY

6.1	Acquisition of Intellectual Property

The Chargor shall promptly notify the Secured Party of its acquiring, or its agreement to acquire, any Intellectual Property.

6.2	Undertakings relating to Intellectual Property

The Chargor shall take all necessary action to safeguard, maintain in full force and effect and preserve its ability to enforce its present and fixture ownership and rights in connection with all Intellectual Property used in, or necessary for the conduct of, its business from time to time, including:

(a)	paying all renewal fees and other outgoings relating to all registered Intellectual Property held by it;

(b)	performing and complying with all laws and obligations to which it is subject as registered proprietor, beneficial owner, user, licensor or licensee of any such Intellectual Property;

(c)	registering all Intellectual Property where necessary in order to preserve and/or validate the Intellectual Property rights or interest of the Chargor; and

(d)	commencing the prosecution of infringement actions where appropriate against third parties where failure to do so would invalidate the Intellectual Property or interest or rights of the Chargor in any Intellectual Property.

6.3	Granting of Licences

The Chargor shall not grant any exclusive registered user agreement or licence in relation to any of its Intellectual Property.

6.4	Deposit of Deeds

The Chargor shall promptly execute and/or deliver to the Secured Party such documents relating to its Intellectual Property as the Secured Party requires.

7.	BANK ACCOUNTS

7.1	Restriction on Bank Accounts

The Chargor shall not have any Bank Accounts other than those from time to time designated by the Secured Party and except for those accounts described in Schedule I attached hereto.

7.2	Withdrawals

(a)	The Chargor shall not, after the occurrence of an Event of Default, make any withdrawal from any Charged Account without the prior written consent of the Secured Party.

(b)	If any amount is withdrawn from a Bank Account prior to an Event of Default or, after an Event of Default, in accordance with paragraph (a) above, that amount shall be automatically released from the fixed charge on that Bank Account on that withdrawal being made. However, if all or part of that amount is paid into another Bank Account which is in credit or becomes in credit as a result, it shall automatically become subject to the fixed charge on that Bank Account.

7.3	Restrictions on dealing with Bank Accounts

Notwithstanding Clause 9.1 (Negative Pledge) and Clause 9.2 (Restriction on Disposals):

(a)	the Chargor shall not create nor permit to subsist any Security over or in respect of all or any part of any of its Bank Accounts other than the Security created under the Security Documents;

(b)	the Chargor shall not enter into a single transaction or a series of transactions to transfer, assign or otherwise dispose of all or any part of any of its Bank Accounts other than as required under Clause 4 (Further Assurances).

7.4	Documents

(a)	The Chargor shall, on or prior to the Closing Date, deliver to each of the financial institutions with which the Chargor maintains a Bank Account a notice in the form of Part A of Schedule 3 and procure that each such financial institution acknowledges receipt of such Notice by signing an acknowledgement thereof in the form of Part B of Schedule 3.

(b)	The Chargor shall promptly execute and deliver to the Secured Party any such documents relating to such of its Bank Accounts as the Secured Party reasonably requires, including any other notice to the relevant bank or financial institution of the charges over them.

8.	INSURANCE

8.1	Undertakings relating to Insurances

The	Chargor shall:

(a)	cause all buildings, trade and other fixtures and all Plant and Machinery and all stock in trade forming part of the Charged Property to be insured and to be kept insured in such insurance office, in such amounts and against such risks as the Secured Party may require from time to time, but otherwise in such insurance office of repute as shall have been selected by the Chargor or with Lloyd’s underwriters on the equivalent basis as insurances are maintained by prudent companies carrying on businesses comparable with that of the Chargor and on a comparable scale as regards the property and assets insured, the insured risks and the classes of risk to be covered and the amount of the insurance cover;

(b)	procure that the fixed charge created by paragraph (e) of Clause 2 over its Insurances are noted on the relevant policies; and

(c)	duly and punctually pay all premiums and other moneys due and payable under all Insurances and promptly upon request by the Secured Party produce to the Secured Party the premium receipts or other evidence of the payment thereof.

8.2	Reimbursement

If default shall be made by the Chargor in complying with Clause 8.1 the Secured Party may but shall not be obliged to effect or renew any such insurance either in its own name or in its name and that of the Chargor jointly or in the name of the Chargor with an endorsement of the Secured Party’s interest. Any such fees or other sums paid by the Secured Party on so effecting or renewing any such insurance shall be reimbursed by the Chargor to the Secured Party on demand and until so reimbursed shall bear interest at the Default Rate from time to time from the date of payment to the date of reimbursement (after as well as before any judgment).

8.3	Deposit of Deeds

The Chargor shall promptly deliver to the Secured Party copies of all policy documents and other contracts of Insurance relating to any Charged Property and such other documents relating to the Insurances as the Secured Party requires.

9.	GENERAL UNDERTAKINGS

9.1	Negative Pledge

Without prejudice to Clause 7.3 (restrictions on dealing with Bank Accounts), the Chargor covenants that it shall not, nor shall it agree or purport to, create or permit to subsist any Security whether in any such case ranking in priority to or pari passu with or after the Security created by this Guarantee and Debenture save to the extent permitted or required under the Credit Agreement.

9.2	Restrictions on Disposals

Without prejudice to Clause 7.3 (restrictions on dealing with Bank Accounts), the Chargor covenants that it shall, not nor shall it agree or purport to, sell, discount, factor, transfer, lease, lend or otherwise dispose of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, the whole or any part of its undertaking or assets.

9.3	Protection of Assets

The Chargor shall keep or cause to be kept all its Charged Property (other than Real Property) in good working order and condition, ordinary wear and tear excepted.

9.4	Insurance

The Chargor shall have and maintain insurance at all times with respect to the Charged Property against risks of fire and such other risks customarily insured against by companies engaged in similar businesses to that of the Chargor. Such insurance shall be payable to the Secured Party as loss payee as its interest may appear. The Chargor shall furnish to the Secured Party certificates or other evidence satisfactory to the Secured Party of compliance with these insurance requirements. If any proceeds under any insurance policies are paid to the Secured Party whilst any Secured Obligations remain outstanding, the Secured Party at its election may apply such proceeds to the payment of such Secured Obligations or release such proceeds to the Chargor for the purpose of replacing the lost, damaged or destroyed Charged Property with respect to which such proceeds were paid. The Chargor will maintain such insurance with financially sound and reputable companies acceptable to the Secured Party. All of said policies of insurance or certificates thereof, including all endorsements thereof and those required hereunder, shall be deposited with the Secured Party; and such policies shall contain provisions that no such insurance may be cancelled or decreased without twenty (20) days’ prior written notice to the Secured Party.

9.5	Access

The Chargor shall permit the Secured Party, its officers, employees and agents (on reasonable notice) free access at all reasonable times to view the state and condition of any of its Charged Property.

9.6	No Fixing

The Chargor shall not fix or permit the affixing of any Charged Property to any of its Real Property which is not itself a Charged Property.

9.7	No other Prejudicial Conduct

The Chargor shall not do, or permit to be done, anything which could or would reasonably be likely to prejudice the Security created under this Guarantee and Debenture.

10.	REPRESENTATIONS AND WARRANTIES

The Chargor represents and warrants to the Secured Party, and such representations and warranties shall be continuing representations and warranties so long as any Obligor shall remain outstanding, as follows:

10.1	Title to Security

Except for the Security granted hereby and the Permitted Liens and except as otherwise permitted under Finance Documents, the Chargor has or in the case of after-acquired Charged Property will have, good and marketable title to the Charged Property free from any adverse lien, Security or encumbrance; and the Chargor will defend the Charged Property against all claims and demands of all persons claiming the same or any interest therein.

10.2	Accuracy of Statements

All warranties, representations, statements and other information furnished to the Secured Party by or on behalf of the Chargor are or will be when the same are made or furnished, accurate and complete in all material respects.

10.3	Location of Charged Property

Except as affected by the sale or consumption of Inventory in the ordinary course of business, the Charged Property is or will be kept at the Chargor’s Address and at Neil Bomfords Haulage, 2-10 Carver Way, Harleston Norfolk IP 20 9LT, and

the Chargor will give the Secured Party ten (10) days’ prior written notice of any change in, addition to or discontinuance of the location where the Charged Property is kept, and, unless otherwise provided herein, the Chargor will not remove any Collateral from the Chargor’s Address without the prior written consent of the Secured Party.

10.4	Landlord Waivers

If the Charged Property or any part thereof is located at Real Property where the Chargor does not own the fee interest therein, the Chargor will, upon demand of the Secured Party, furnish to the Secured Party a disclaimer or disclaimers satisfactory to the Secured Party and signed by all persons having an interest in such real estate.

10.5	Trademarks

The Chargor (a) utilizes no trademark in the conduct of its business, (b) has not changed its name, been the surviving entity in a merger or acquired any businesses, and (c) has not changed the location of its chief place of business or chief executive office or the location of its records with respect to Accounts or the location of any Inventory.

10.6	Place of Business

The address of the chief executive office of the Chargor is 6 Blackstone Valley Place, Lincoln, Rhode Island. The address of the chief place of business of the Chargor is 20 Sparrows Herne, Bushey Herts, WD 23 1FX, United Kingdom.

10.7	Tax Returns

The Chargor has filed or has applied for extensions to file all tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges.

10.8	Legally Enforceable Agreement

This Guarantee and Debenture and any document or instrument delivered in connection herewith and the transactions contemplated hereby or thereby have been duly authorised, executed and delivered; and this Guarantee and Debenture and such other documents and instruments constitute valid and legally binding obligations of the Chargor and are enforceable against the Chargor in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and except as certain remedies thereunder may be subject to equitable principles.

10.9	Insolvency

The Chargor is entering into this Guarantee and Debenture and the other Finance Documents executed in connection therewith, and assuming obligations thereunder for its benefit and for the purpose of its business and the Chargor is able to pay its debts (within the meaning of Section 123 of the Insolvency Act 1986) at the time of entering into this Deed and will not become unable to pay its debts in consequence of so doing.

11.	POWERS OF THE SECURED PARTY

11.1	Powers of Mortgagee

At any time after the Secured Party shall have served notice on the Chargor demanding payment or discharge by the Chargor of all or any of the Secured Obligations or if requested by the Chargor, the Secured Party may exercise without further notice and without any of the restrictions contained in section 103 of the Law of Property Act 1925, whether or not it shall have appointed a Receiver or Administrator, all the powers conferred on mortgagees by the Law of Property Act 1925 and all the powers and discretions conferred by this Guarantee and Debenture.

11.2	Statutory Powers of Leasing not Exercisable

The statutory powers of leasing, letting, entering into agreements for leases or lettings and accepting and agreeing to accept surrenders of leases conferred by sections 99 and 100 of the said Act shall not be exercisable by the Chargor in relation to any part of the Charged Property without the prior written consent of the Secured Party.

11.3	Secured Party’s Powers to Lease

In addition to any statutory powers the Secured Party shall have power after serving the notice referred to in Clause 11.1 to lease or make agreements for leases at a premium or otherwise and accept surrenders of leases and generally without any restriction on the kinds of leases and agreements for leases that the Secured Party may make and generally without the necessity for the Secured Party to comply with any restrictions imposed by or the other provisions of the said sections 99 and 100. The Secured Party may delegate such powers to any person and no such delegation shall preclude the subsequent exercise of such powers by the Secured Party itself or preclude the Secured Party from making a subsequent delegation thereof to some other person and any such delegation may be revoked.

11.4	Restriction on Consolidating Mortgages to be Excluded

The restriction on the right of consolidating mortgage securities contained in section 93 of the Law of Property Act 1925 shall not apply to this Guarantee and Debenture.

11.5	No Liability as Mortgagee in Possession

So far as permitted by law, neither the Secured Party nor any Receiver or Administrator shall by reason of it or any Receiver or Administrator entering into possession of any part of the Charged Property when entitled so to do be liable to account as mortgagee in possession or be liable for any loss or realization or for any default or omission for which a mortgagee in possession might be liable.

12.	APPOINTMENT OF RECEIVER OR ADMINISTRATOR

12.1	Appointment

At any time after the Secured Party shall have served notice on the Chargor demanding the payment or discharge by the Chargor of all or any of the Secured Obligations or if requested by the Chargor the Secured Party may (a) appoint one or more persons to be a Receiver or Receivers of the Charged Property or any part of the Charged Property or (b) appoint an Administrator to the Chargor.

12.2	Renewal of Receivers

Subject to section 45 of the Insolvency Act 1986, the Secured Party may (a) remove any Receiver previously appointed hereunder, and (b) appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver so removed or who has otherwise ceased to act or to act jointly with a Receiver or Receivers previously appointed hereunder.

12.3	Receivers and Administrators to act Jointly

If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as Receivers or Administrators, as the case may be, of the same assets or income, such Receivers or Administrators, as the case may be, may act jointly and/or severally so that each one of such Receivers or Administrators, as the case may be, shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers or Administrators, as the case may be, individually and to the exclusion of the other or others of them.

12.4	Appointment, etc, in Writing

Every such appointment or removal, and every delegation, appointment or removal by the Secured Party in the exercise of any right to delegate its powers or to remove delegates herein contained, may be made in writing under the hand of any [manager] or other officer of the Secured Party.

12.5	Powers of Receiver

Every Receiver shall have:

(a)	all the powers conferred by the Law of Property Act 1925 on mortgagees in possession and receivers appointed under that Act;

(b)	all the powers specified in Schedule 1 of the Insolvency Act 1986; and

(c)	all the powers of the Secured Party hereunder.

12.6	Sale by Receiver or Secured Party

In making any sale or other disposal of any of the Charged Property in the exercise of their respective powers, the Receiver or the Secured Party, as the case may be, may accept, as and by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments.

12.7	Application of Proceeds

All moneys received by any Receiver appointed under this Guarantee and Debenture shall be applied in the following order:

(a)	in the payment of the costs, charges and expenses of and incidental to the Receiver’s appointment and the payment of his remuneration;

(b)	in the payment and discharge of any outgoings paid and liabilities incurred by the Receiver in the exercise of any of the powers of the Receiver;

(c)	in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of section 109(8) of the Law of Property Act 1925;

(d)	in or towards payment of any debts or claims which are required by law to be paid in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

(e)	in or towards the satisfaction of the Secured Obligations in such order as the Secured Party may conclusively determine; and

(f)	any surplus shall be paid to the Chargor or other person entitled thereto.

The provisions of this Clause 12.7 and Clause 12.9 shall take effect as and by way of variation and extension to the provisions of section 109(8) of the Law of Property Act 1925, which provisions as so varied and extended shall be deemed incorporated herein.

12.8	Receiver to act as agent

Every Receiver of the Chargor shall be the agent of the Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

12.9	Remuneration of Receiver

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Secured Party (or, failing such agreement, to be conclusively fixed by the Secured Party) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm and without being limited to the maximum rate specified in section 109(6) of the Law of Property Act 1925.

13.	POWER OF ATTORNEY

13.1	Grant of Power of Attorney

The Chargor hereby irrevocably appoints the following, namely:

(a)	the Secured Party;

(b)	each and every person to whom the Secured Party shall from time to time have delegated the exercise of the power of attorney conferred by this Clause 13; and

(c)	any Receiver appointed hereunder and for the time being holding office as such;

jointly and also severally to be its attorney or attorneys and in its name and otherwise on its behalf to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be required for carrying out any obligation imposed on the Chargor by or pursuant to this Guarantee and Debenture, for carrying any sale, lease or other dealing by the Secured Party or such Receiver into effect, for conveying or transferring any legal estate or other interest in land or other property or otherwise howsoever, for getting in the Charged Property, and generally for enabling the Secured Party and the Receiver to exercise the respective powers conferred on them by or pursuant to this Guarantee and Debenture or by law. The Secured Party shall have full power to delegate the power conferred on it by this Clause, but no such delegation shall preclude the subsequent exercise of such power by the Secured Party itself or preclude the Secured Party from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Secured Party at any time.

13.2	Powers of Attorney Act 1971

The power of attorney hereby granted is as regards the Secured Party, its delegates and any such Receiver (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Guarantee and Debenture to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Powers of Attorney Act 1971.

14.	FINANCIAL COLLATERAL

To the extent that any part of this Guarantee and Debenture constitutes a “financial collateral arrangement” (as defined in the Financial Collateral Arrangements (No. 2) Regulations 2003 (the “Regulations”)) the Secured Party shall have the right:

(a)	(after the occurrence of an Event of Default which is continuing) to use and dispose of any part of the Charged Assets which constitutes “financial collateral” (as defined in the Regulations (“Financial Collateral”)), in which case the Secured Party shall comply with the requirements of the Regulations as to obtaining “equivalent financial collateral” (as defined in the Regulations); and

(b)	(at any time after this Guarantee and Debenture becomes enforceable) to appropriate any part of the Charged Property which constitutes Financial Collateral in or towards satisfaction of the Secured Obligations in accordance with the Regulations.

15.	PROTECTION OF PURCHASERS

No purchaser or other person dealing with the Secured Party or its delegate or any Receiver or Administrator appointed hereunder shall be bound to see or enquire whether the right of the Secured Party or such Receiver or Administrator to exercise any of its or his powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether any such delegation by the Secured Party shall have lapsed for any reason or been revoked.

16.	SAVING PROVISIONS

16.1	Reinstatement

If any payment by an Obligor or any discharge given by the Secured Party (whether in respect of the obligations of any other Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of the Chargor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Secured Party shall be entitled to recover the value or amount of that security or payment from the Chargor as if the payment, discharge, avoidance or reduction had not occurred.

16.2	Waiver of Defences

The obligations of the Chargor under this Guarantee and Debenture will not be affected by an act, omission or thing which, but for this Clause 16.2, would reduce, release or prejudice any of its obligations under this Guarantee and Debenture (without limitation and whether or not known to it or the Secured Party), including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor or any other Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against or security over assets of, an Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members of an Obligor or status of an Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security; or

(f)	any insolvency or similar proceedings.

16.3	Immediate Recourse

The Chargor waives any right it may have of first requiring the Secured Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Guarantee and Debenture. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.4	Appropriations

Until all Secured Obligations have been irrevocably paid in full and the Secured Party has no continuing obligations in relation to the facilities, the Secured Party may:

(a)	refrain from applying or enforcing any other monies, securities or rights held or received by the Secured Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from the Chargor or on account of the Chargor’s liability under this Guarantee and Debenture.

16.5	Deferral of Chargor’s Rights

Until all amounts which may be or become payable by an Obligor under or in connection with the Finance Documents have been irrevocably paid in full, unless the Secured Party otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents;

(a)	to be indemnified by any other Obligor;

(b)	to claim any contribution from any other guarantor of any other Obligor’s obligations under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Party under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Secured Party.

16.6	Additional Security

The guarantee and Security set out in this Guarantee and Debenture is in addition to and is not in any way prejudiced by any other guarantee or Security now or subsequently held by the Secured Party.

17.	CONSOLIDATION OF ACCOUNTS AND SET-OFF

In addition to any general lien or similar rights to which they may be entitled by operation of law, the Secured Party shall have the right at any time and without notice to the Chargor to combine or consolidate all or any of the Chargor’s then existing accounts with, and liabilities to, the Secured Party and to set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Chargor to the Secured Party on any other account or in any other respect. The liabilities referred to in this Clause may be actual, contingent, primary, collateral, several or joint liabilities, and the accounts, sums and liabilities referred to in this Clause may be denominated in any currency.

18.	RETENTION OF SECURITY

If the Secured Party considers that any amount paid or credited to it under any Finance Document is capable of being avoided or otherwise set aside on the winding-up or liquidation (or other similar process) of the Chargor or any other person, or otherwise, that amount shall not be considered to have been paid in determining whether the Secured Obligations have been repaid and the Secured Party may retain such security as it thinks fit.

19.	CURRENCY

For the purpose of or pending the discharge of any of the Secured Obligations the Secured Party may, in its sole discretion, convert any moneys received, recovered or realised in any currency under this Guarantee and Debenture (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Secured Party thinks fit.

20.	APPLICATION

The Chargor shall have no rights in respect of the application by the Secured Party of any sums received, recovered or realized by the Secured Party under this Guarantee and Debenture.

21.	NOTICES

21.1	Addresses

Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Guarantee and Debenture shall be in writing signed by an officer or agent of a Party on another Party by hand, by post or by facsimile transmission. Any such notice or communication shall be sent to the following addresses or numbers:

SUMMER INFANT EUROPE LIMITED

20 Sparrows Herne

Bushey Hefts

WD23 1 FX UK

Fax:

With a copy to:

SUMMER INFANT, INC.

6 Blackstone Valley Place, Lincoln, Rhode Island, U.S.A.

Attention: Mark D. Gorton, VP Finance

Fax: 401-

BANK OF AMERICA, N.A.

111 Westminster Street, Providence, Rhode Island, U.S.A.

Attention: David P. Trainor

Fax: 401-

With a copy to:

BINGHAM MCCUTCHEN LLP

99 Gresham Street, London, EC2V 7HG

Attention: Andrew Rotenberg/Liz Osborne

Fax: +44 (0) 207 661 5400

21.2	Deemed Receipt

Any such notice or communication shall be deemed to have been received:

if sent by facsimile transmission, with a confirmed receipt of transmission from the receiving machine, on the Business Day on which transmitted or the following Business Day if transmitted after normal business hours;

in the case of a written notice lodged by hand, on the Business Day of actual delivery or the following Business Day if delivered after normal business hours; and

if posted, on the second Business Day following the day on which it was properly dispatched by first class mail postage prepaid.

22.	NEW ACCOUNTS

If the Secured Party receives or is deemed to be affected by notice whether actual or constructive of any subsequent charge or other interest affecting any part of the Charged Property and/or the proceeds of sale of any Charged Property, then the Secured Party may open a new account or accounts with the Chargor. If the Secured Party does not open a new account or accounts it shall nevertheless be treated as if it had done so at the time when the notice was, or was deemed to be, received and as from that time all payments made to the Secured Party shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee and Debenture is security.

23.	CONTINUING SECURITY

The security constituted by this Guarantee and Debenture shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until all the Secured Obligations have been discharged in full to the satisfaction of the Secured Party and the Secured Party has ceased to have any obligation whether actual or contingent to make any credit or accommodation available to the Chargor.

24.	CHANGE OF PARTIES

24.1	Assignment and transfer by the Secured Party

The Secured Party shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Guarantee and Debenture to any person to whom all or any part of its rights, benefits and obligations under the Credit Agreement are assigned or transferred in accordance with the provisions of the Credit Agreement.

24.2	Assignment and transfers by Chargor

The Chargor may not assign any of its rights or transfer any of its rights or obligations under this Guarantee and Debenture.

25.	OTHER INDEMNITIES

25.1	Currency indemnity

(a)	If any sum due from the Chargor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Chargor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Chargor shall as an independent obligation, within three Business Days of demand, indemnify the Secured Party against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Chargor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

26.	REMEDIES CUMULATIVE ETC.

26.1	Cumulative Rights

The rights, powers and remedies provided in this Guarantee and Debenture are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

26.2	Failure to Exercise not to act as a Waiver

No failure on the part of the Secured Party to exercise, or delay on its part in exercising, any of its respective rights, powers and remedies provided by this Guarantee and Debenture or by law (collectively the “Rights”) shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Rights preclude any further or other exercise of that one of the Rights concerned or the exercise of any other of the Rights.

26.3	Indemnity by Chargor

The Chargor hereby agrees to indemnify the Secured Party, any Receiver and any Administrator against all losses, actions, claims, costs, charges, expenses and liabilities incurred by the Secured Party, any Receiver and any Administrator (including any substitute delegate attorney as aforesaid) in relation to this Guarantee and Debenture or the Secured Obligations or occasioned by any breach by the Chargor of any of its covenants or obligations under this Guarantee and Debenture. The Chargor shall so indemnify the Secured Party, any Receiver and any Administrator on demand and shall pay interest on the sum demanded at the Default Rate from time to time from the date on which the same were demanded by the Secured Party, or any Receiver or any Administrator, as the case may be, and any sum so demanded together with any interest, shall be a charge upon the Charged Property in addition to the moneys hereby secured.

27.	PROVISIONS SEVERABLE

Every provision contained in this Guarantee and Debenture shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.

28.	SECURED PARTY’S CERTIFICATE

A certificate by an officer of the Secured Party as to any sums payable hereunder to the Secured Party shall (save in the case of manifest error) be conclusive and binding upon the Chargor for all purposes.

29.	AMENDMENTS

No amendments or waiver of any provision of this Guarantee and Debenture and no consent to any departure by the Chargor therefrom shall in any event be effective unless the same shall be in writing and signed or approved in writing by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

30.	TACKING

For the purposes of Section 94(1) of the Law of Property Act 1924 and Section 49 of the Land Registration Act 2002, the Secured Party is obliged to make further advances to the Chargor under the Finance Documents. The Secured Party shall comply with its obligations under the Finance Documents (including any obligation to make further advances).

31.	AMENDMENTS TO FINANCE DOCUMENTS

This Guarantee and Debenture shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Finance Documents and all references to the Finance Documents herein shall be taken as referring to the Finance Documents as amended or varied from time to time (including, without limitation, any increase in the amount of the Secured Obligations).

32.	COUNTERPARTS

This Guarantee and Debenture may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee and Debenture.

33.	LAW

This Guarantee and Debenture is governed by and shall be construed in accordance with English law.

IN WITNESS whereof the Chargor has executed this Guarantee and Debenture as a deed and the Secured Party has executed this Guarantee and Debenture under hand with the intention that it be delivered the day and year first before written.

EXECUTION

EXECUTED as a Deed by SUMMER INFANT EUROPE LIMITED acting by two Directors or one Director and its Secretary	) ) /s/ Rachelle Harel ) /s/ Jason P. Macari )	Director Director/Secretary

SIGNED for and on behalf of BANK OF AMERICA, N.A.	) Dan P. Tran )	Asst. Vice President